[logo] Mintz & Partners LLP

200-1 concorde Gate
North York, ON M3C 4G4

Tel: 416 391-2900
Fax: 416 391-2748
Web site: www.mintzca.com

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Registration Statement of Teleplus Enterprises, Inc. and subsidiaries on Form SB-2 of our report dated March 17, 2005, appearing in the Annual Report on Form 10KSB for the year ended December 31, 2004.

Toronto, Canada
February 13, 2006


/s/ Mintz & Partners, LLP
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Mintz & Partners LLP
Chartered Accountants